UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009.

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	000-52748	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana	70401
(Address of principal executive office)	(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

First Guaranty Bancshares, Inc. (“the Company”) filed an 8-K on October 2, 2009 announcing that effective October 1, 2009, Mr. Alton Lewis was appointed as the President and Chief Executive Officer of the Company.  This amendment is to correct the title of Mr. Alton Lewis.  His title is Chief Executive Officer of the Company.  Mr. Michael R. Sharp will retain the President title of the Company.

Also, effective October 1, 2009, Mr. Alton Lewis was appointed as the Vice Chairman of the Company’s Board of Directors.  He has also been appointed as the Chief Executive Officer of First Guaranty Bank and the Vice Chairman of First Guaranty Bank’s Board of Directors.  Mr. Michael R. Sharp has been appointed as the President and Chief Lending Officer of First Guaranty Bank and will report directly to Mr. Lewis.

Information required by Item 5.02(c)(2) of Form 8-K is hereby incorporated by reference from the Company’s definitive proxy statement dated April 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)

Date: October 30, 2009	By:	/s/ Michele E. LoBianco
Michele E. LoBianco
Secretary and Treasurer (Principal Financial Officer)